UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):     February 2, 2006

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-131536	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4211 W. Boy Scout

Boulevard

Tampa, FL 33607

(Address of Principal Executive Offices)

(813) 871-4811

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 2, 2006, the Board of Directors of Mueller Water Products, Inc. (the “Company”), a wholly-owned subsidiary of Walter Industries, Inc., appointed Gregory E. Hyland to serve as Chairman of the Company’s Board of Directors and as Chief Executive Officer and President of the Company.   Mr. Hyland will continue to serve in his positions as Chairman of the Board, President and Chief Executive Officer of Walter Industries.  Mr. Hyland replaces Dale B. Smith, who, as previously reported, was appointed to serve as the Chief Operating Officer of the Company on January 23, 2006, and who had served as President and Chief Executive Officer of the Company since August 1999.

On September 16, 2005, Mr. Hyland, 54, was appointed Chairman of the Board, President and Chief Executive Offer of Walter Industries.  Prior to joining Walter Industries and since June 2005, Mr. Hyland served as President, U.S. Fleet Management Solutions of Ryder System, Inc. He previously served as Executive Vice President, U.S. Fleet Management Solutions of Ryder since October 2004. He was President of the Industrial Products Segment for Textron, Inc. from February 2002 to August 2003 and Chairman and Chief Executive Officer of Textron Golf, Turf and Specialty Products from January 2001 to January 2002. From September 1997 to December 2000, Mr. Hyland served as President of the Engineered Products Group, Flow Control Division of Tyco International.

Mr. Hyland’s employment agreement with Walter Industries dated September 9, 2005 is attached as Exhibit 10.1.  His employment agreement provides for an annual base salary of $725,000, an annual target bonus of 100% of annual base salary, a car allowance of $2,000 per month, four weeks vacation each year, reimbursement of tax planning and club membership expenses, and severance of 24 months salary and 12 months bonus (with pro rata bonus for the year of termination and continuation of fringe benefits during the 24 month severance period) in the event that he is terminated without cause or resigns following a significant diminution in pay or responsibilities.

The employment agreement provides for (i) a $400,000 payment in compensation for foregone bonus opportunity from, and reimbursement of temporary moving expenses to, his former employer and (ii) reimbursement of an amount up to $105,000, grossed up for taxes, in connection with a real estate deposit foregone in connection with his employment by Walter Industries. Mr. Hyland entered into a change in control agreement with Walter Industries in the form attached as Exhibit 10.2.

The employment agreement also provides for a grant of 35,000 stock options and 35,000 restricted units to be made to Mr. Hyland on the first day of his employment.  On September 16, 2005, Walter Industries awarded Mr. Hyland a grant of 35,000 restricted stock units and 35,000 non-qualified options to purchase shares of the common stock of Walter Industries. The Restricted Stock Unit Award Agreement and the Non-Statutory Stock Option Agreement are filed herewith as Exhibits 10.3 and 10.4.

Neither Mr. Hyland nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Company.

Mr. Hyland has no family relationship with any director or executive officer of the Company, Walter Industries or any affiliate of either company. He will continue as an officer of the Company until the earlier of his termination of employment or the election of his successor by the Board of Directors. His term as a member of the Board of Directors of the Company will continue until the next annual meeting of the Company’s shareholders, subject to reelection to subsequent terms by the shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Agreement dated as of September 9, 2005 between Walter Industries, Inc. and Gregory E. Hyland (1)

10.2	Executive Change of Control Severance Agreement dated as of September 16, 2005 between Walter Industries, Inc. and Gregory E. Hyland (2)

10.3	Restricted Stock Unit Award Agreement between Walter Industries, Inc. and Gregory E. Hyland (3)

10.4	Non-Statutory Stock Option Agreement between Walter Industries, Inc. and Gregory E. Hyland (4)

(1)                                  Previously filed as Exhibit 10.22 to the Form 8-K of Walter Industries, Inc. (Commission File Number: 001-13711) filed with the Securities and Exchange Commission on September 12, 2005.

(2)                                  Previously filed as Exhibit 10.23 to the Form 8-K of Walter Industries, Inc. (Commission File Number: 001-13711) filed with the Securities and Exchange Commission on September 12, 2005.

(3)                                Previously filed as Exhibit 10.24 to the Form 8-K of Walter Industries, Inc. (Commission File Number: 001-13711) filed with the Securities and Exchange Commission on September 21, 2005.

(4)                                  Previously filed as Exhibit 10.25 to the Form 8-K of Walter Industries, Inc. (Commission File Number: 001-13711) filed with the Securities and Exchange Commission on September 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2006	MUELLER WATER PRODUCTS, INC.

	By:	/S/ VICTOR P. PATRICK
Victor P. Patrick
Vice President